Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,317	$6,518
Short-term investments	5,184	5,124
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 as of March 31, 2024 and December 31, 2023	760	514
Inventories — current	1,831	1,958
Assets held for sale	15	51
Prepaid expenses and other current assets	535	807
Total current assets	11,642	14,972
Property and equipment, net	328	384
Right of use asset	695	792
Inventories — noncurrent	3,178	3,354
Intangible assets, net	39	39
Other noncurrent assets	164	164
Total assets	$16,046	$19,705
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,732	$2,410
Amounts due to related parties	75	58
Operating lease liability — current	801	852
Other current liabilities	270	270
Total current liabilities	2,878	3,590
Operating lease liability — noncurrent	21	155
Common stock warrant and option liabilities	664	1,257
Other noncurrent liabilities	2,000	2,000
Total liabilities	5,563	7,002
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 1,362,840 and 1,285,337 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	65	65
Additional paid-in capital	284,658	284,515
Accumulated other comprehensive income	161	101
Accumulated deficit	(274,263)	(271,840)
Total stockholders’ equity	10,621	12,841
Non-controlling interest	(138)	(138)
Total stockholders' equity	10,483	12,703
Total liabilities and stockholders’ equity	$16,046	$19,705

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Product	$1,255	$1,232
Total revenues	1,255	1,232
Operating expenses (income):
Cost of revenues	820	688
Research and development	272	359
Loss (Gain) on sale of property and equipment	2	(19)
Impairment of property and equipment	36	—
Selling, general and administrative	3,189	4,071
Total operating expenses	4,319	5,099
Loss from continuing operations	(3,064)	(3,867)
Interest income	45	198
Other income, net	3	32
Valuation loss on March 2023 PIPE	—	(6,076)
Change in fair value of common stock warrant and option liabilities	593	940
Issuance and offering costs allocated to liability classified options	—	(430)
Net loss from continuing operations	(2,423)	(9,203)
Net loss from discontinued operations	—	(181)
Net loss attributable to common stockholders	$(2,423)	$(9,384)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(2)	$(10.65)
Basic and diluted from discontinued operations	$—	$(0.21)
Net loss per basic and diluted share attributable to common stockholders	$(1.78)	$(10.86)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,361,657	864,391
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$60	$—
Other comprehensive income	$60	$—
Comprehensive loss attributable to common stockholders	$(2,363)	$(9,384)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,423)	$(9,384)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(593)	(940)
Issuance and offering costs allocated to liability classified options	—	430
Valuation loss on March 2023 PIPE	—	6,076
Depreciation	51	71
Lease amortization	177	180
Loss (Gain) on disposal of property and equipment	2	(19)
Stock-based compensation	138	212
Write-down of inventories	—	23
Impairment of property and equipment	36	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(246)	80
Inventories	303	(37)
Prepaid expenses and other current assets	275	203
Accounts payable and accrued expenses	(678)	(149)
Amounts due to related parties	17	(33)
Other current liabilities	—	12
Operating lease liabilities	(269)	(191)
Net cash used in operating activities	(3,210)	(3,466)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	17	30
Purchases of property and equipment	(13)	—
Proceeds from sale of Verdeca — earn-out received	—	285
Net cash provided by investing activities	4	315
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	—	5,997
Payments of offering costs relating to March 2023 PIPE	—	(497)
Proceeds from ESPP purchases	5	5
Net cash provided by financing activities	5	5,505
Net (decrease) increase in cash and cash equivalents	(3,201)	2,354
Cash and cash equivalents — beginning of period	6,518	20,644
Cash and cash equivalents — end of period	$3,317	$22,998
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued legal and accounting fees included in offering costs related to March 2023 PIPE	$—	$51
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$—	$212
Proceeds from sale of property and equipment in accounts receivable and other receivables	$12	$—
Purchases of property and equipment in accounts payable and accrued expenses	$13	$—
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$—	$404
Proceeds from sale of Verdeca in accounts receivable and other receivables	$—	$285

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